CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the “Registration Statement”) of our report dated December 21, 2007 relating to the financial statements and financial highlights of John Hancock Technology Fund appearing in the October 31, 2007 Annual Report to Shareholders. We also consent to the reference to us under the heading "Experts" in the Prospectus/Proxy statement which also constitutes part of this Registration Statement.

We also consent to the incorporation by reference in the Statement of Additional Information dated March 1, 2008 for John Hancock Technology Fund of our report dated December 21, 2007 relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Report to Shareholders of the John Hancock Technology Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the March 1, 2008 prospectus for John Hancock Technology Fund and under the heading "Independent Registered Public Accounting Firm" in the March 1, 2008 Statement of Additional Information for John Hancock Technology Fund.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

July 28, 2008